EXHIBIT 23.1

                               Jay J. Shapiro, CPA
                           A Professional Corporation

                             16501 Ventura Boulevard
                                    Suite 650
                            Encino, California 91436
                              Tel : (818) 990-4204
                              Fax : (818) 990-4944

August 30, 2002

I consent to the inclusion in the Registration Statement on Form SB-2 Daleco Resources Corporation (which shall be filed on or about August 30, 2002) of my independent auditors' report, dated January 15, 2002, for the year ended September 30, 2001, on the fiscal 2001 and 2000 consolidated financial statements of Daleco.

/Jay J. Shapiro, CPA/

JAY J. SHAPIRO, CPA
A Professional corporation